Exhibit 10.37

SEVENTH AMENDMENT TO CREDIT AND SECURITY

AGREEMENT

This Seventh Amendment to Credit and Security Agreement (this “Amendment”), dated as of May 27, 2005, is made by and between CORSAIR MEMORY, INC., a California corporation (the “Borrower”), and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the “Lender”).

Recitals

The Borrower and the Lender are parties to a Credit and Security Agreement, dated as of June 10, 2003, as amended by that certain First Amendment to Credit and Security Agreement, dated as of August 13, 2003, that certain Second Amendment to Credit and Security Agreement, dated as of November 10, 2003, that certain Third Amendment to Credit and Security Agreement, dated as of April 1, 2004, that certain Fourth Amendment to Credit and Security Agreement, dated as of July 31, 2004, that certain Fifth Amendment to Credit and Security Agreement, dated as of December 9, 2004, and that certain Sixth Amendment to Credit and Security Agreement dated as of March 21, 2005 (as so amended, the “Credit Agreement”).

The Borrower and the Lender desire to make further amendments to the Credit Agreement in accordance with the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2. Amendments.

(i) Amended Definitions.

(1) Section (b)(ii) of the definition of “Borrowing Base” set forth in Section 1.1 of the Credit Agreement is hereby amended in its entirety as follows:

“(ii) the lesser of (A) 85% of Eligible FREP Accounts or (B) $1,500,000, plus”

(2) The definition of “Equipment Loan Commitment” set forth in Section 1.1 of the Credit Agreement is hereby amended in its entirety as follows:

“‘Equipment Loan Commitment’ means $1,500,000.”

(ii) Amendment to Article II of Credit Agreement.

(1) Section 2.9A(a)(i) of the Credit Agreement is hereby amended in its entirety as follows:

“(i) each Equipment Advance shall be in an amount, as determined by the Lender, not to exceed 80% of Borrower’s invoice cost (including tenant improvements, carpeting and software and other costs approved by Lender in its sole discretion (provided, that Advances against such costs approved by Lender shall at no time exceed $1,000,000), and in no event shall such costs include shipping, taxes, freight, installation, and other so-called “soft costs”) of new or used Equipment that is to be purchased by Borrower with the proceeds of such Advance, or new or used Equipment that has been purchased by Borrower within 30 days prior to the date of such Advance,”

(2) Section 2.9A(b) of the Credit Agreement is hereby amended in its entirety as follows:

“(b) Interest shall accrue from the date of each Equipment Advance at the rate specified in Section 2.12(a) and shall be payable on the last day of each month. The principal payments owing on the Equipment Advances shall be amortized and shall be due and payable in thirty-six (36) equal monthly installments of principal, with such installments to be due and payable commencing on (i) December 1, 2005 with respect to any Equipment Advance made prior to such date, and (ii) on June 1 and December 1 of each year with respect to any Equipment Advance made during the six month period preceding such date, and continue on the same day of each succeeding month until the date thirty-six (36) months from the first such payment, whereupon the entire remaining unpaid principal balance of such Equipment Advance, together with all accrued but unpaid interest shall be due and payable. In any event the remaining unpaid principal balance of all Equipment Advances together with all accrued but unpaid interest shall be due and payable on the Termination Date”

5. No Other Changes. All of the terms and conditions of the Credit Agreement and the Loan Documents as amended by this Amendment shall remain in full force and effect.

6. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

(a) The Acknowledgment and Agreement of the Subordinated Creditors attached to this Amendment, duly executed by each Subordinated Creditor.

(b) The Acknowledgement and Agreement of Guarantor attached to this Amendment, duly executed by Guarantor.

(c) A Replacement Equipment Note in the form attached hereto as Exhibit A.

(d) Such other matters as the Lender may require.

7. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

(a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

(b) The execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

8. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

9. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

10. Miscellaneous. This Amendment, the Acknowledgement and Agreement of Guarantor, and the Acknowledgment and Agreement of Subordinated Creditors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BUSINESS CREDIT, INC.

By	/s/ Jeffrey Cristol
Name:	Jeffrey Cristol
Title:	Vice President

CORSAIR MEMORY, INC.

By	/s/ Andrew J. Paul
Name:	Andrew J. Paul
Title:	President and Chief Executive Officer

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

The undersigned, a guarantor of the indebtedness of Corsair Memory, Inc. (the “Borrower”) to Wells Fargo Business Credit, Inc. (the “Lender”) pursuant to a Guaranty, dated as of June 10, 2003 (as amended from time to time, the “Guaranty”), hereby (i) acknowledges receipt of the foregoing Seventh Amendment to Credit and Security Agreement, dated as of May 27, 2005 (the “Amendment”); (ii) consents to the terms and execution thereof; (iii) reaffirms his obligations to the Lender pursuant to the terms of his Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under his Guaranty for all of the Borrower’s present and future indebtedness to the Lender.

Dated as of May 27, 2005

/s/ Andrew J. Paul
Andrew J. Paul, an individual

ACKNOWLEDGMENT AND AGREEMENT OF SUBORDINATED CREDITORS

The undersigned, each a subordinated creditor of Corsair Memory, Inc. (the “Borrower”) to Wells Fargo Business Credit, Inc. (the “Lender”) pursuant to a Subordination Agreement, dated as of June 10, 2003 (each, a “Subordination Agreement”), hereby (i) acknowledges receipt of the foregoing Seventh Amendment to Credit and Security Agreement, dated as of May 27, 2005 (the “Amendment”); (ii) consents to the terms and execution thereof; (iii) reaffirms his obligations to the Lender pursuant to the terms of his Subordination Agreement; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Loan Documents and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the obligations of the undersigned under his Subordination Agreement.

Dated as of May 27, 2005

/s/ Andrew J. Paul
Andrew J. Paul, an individual

/s/ John S. Beekley
John S. Beekley, an individual

/s/ Don Lieberman
Don Lieberman, an individual

Exhibit A to Seventh Amendment to Credit and Security Agreement

EQUIPMENT NOTE

$1,500,000	May , 2005

For value received, the undersigned, CORSAIR MEMORY, INC., a California corporation (the “Borrower”), hereby promises to pay on the Termination Date under the Credit Agreement (defined below), to the order of Wells Fargo Business Credit, Inc., a Minnesota corporation (the “Lender”), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000) or, if less, the aggregate unpaid principal amount of all Equipment Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the “Credit Agreement”) by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Equipment Note referred to in the Credit Agreement.

This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

The Borrower hereby agrees to pay all costs of collection, including attorneys’ fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

This Note replaces that certain Equipment Note, dated as of March 21, 2005, made by the Borrower to the order of the Lender, and continues the Obligations incurred thereunder and evidenced thereby.

CORSAIR MEMORY, INC.

By
Its President

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